UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2013

Date of Report (Date of earliest event reported)

DEMAND POOLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53394	26-2517798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12720 Hillcrest Road, Suite 1060

Dallas, Texas 75230

(Address of principal executive offices)

(972) 388-1973

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 15, 2010, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Demand Pooling Global Services, LLC (“Licensor”) a related party pursuant to which the Company was granted a, non-transferrable license for certain territories (an exclusive license for North America and a non-exclusive license for all markets outside of North America) for certain intellectual property developed by Licensor, principally comprising a business concept and related technology which has, as its core product, the aggregation of demand for high-ticket capital equipment and selected commodities to facilitate cooperative purchases of similar products by a significant number of large end-users (the ‘Technology”). The Technology would also permit and facilitate pooled financing for such purchasers in a manner which permits greater financial flexibility for the end-users. Finally, the Technology permits and facilitates the disposal of older equipment by end-users in order to improve the cost recovery on disposal of surplus or dated equipment. The License also provides for the use of a datacenter through a third-party provider. The senior manager of both firms is the same, Richard Aland.

The term of the License commences the date of execution (April 15, 2010) of the Licensing Agreement (“Execution Date”) and continues for a term of twenty (20) years, ending on the twentieth anniversary of the Execution Date. In addition to other requirements, the continuation of the license is conditioned on the Company generating net revenues in excess of expenses in the normal course of operations or the funding by the Company of a minimum of $10,000,000 for “qualifying research, development and commercialization expenses” in accordance with the following schedule:

(a)	a minimum of US$1,000,000 during the period commencing upon the Execution Date and ending on the first anniversary of the Execution Date; or
(b)	a minimum of US$4,000,000 during the period commencing upon the Execution Date and ending on the second anniversary of the Execution Date; or
(c)	a minimum of US$10,000,000 during the period commencing upon the Execution Date and ending on the third anniversary of the Execution Date.

The Licensing Agreement calls for royalties payable by the Company to the Licensor of ten percent (10%) of all gross revenues resulting from the use of the Technology by the Company and twenty-five (25%) of all royalties and fees received from third party sublicensees.

On June 30, 2013, the Company amended its Licensing Agreement by deleting Article 3 – Research, Development and Commercialization Funding Requirements, and Article 4 – Licensee’s Commercialization Obligations, in their entirety. The Amendment to the Licensing Agreement eliminated the condition of the Company to generate net revenues in excess of expenses in the normal course of business operations or the funding by the Company of a minimum of $10,000,000. As a result of deleting Article 3, the Company no longer has an obligation to fund the research, development and commercialization of the Technology required in Article 4 of the Licensing Agreement.

A copy of the Amended License Agreement is attached as Exhibit 10.1.

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Item 5.06 Change in Shell Company Status.

The “business model” which the Company is currently marketing to state and local governments is a streamlined “demand aggregation,” or “cooperative purchasing” methodology for acquiring high valued capital assets and selected commodities (motor fuel and water treatment chemicals), that comprise a significant component of most state and local government budgets as a means for producing improved pricing (volume-discount pricing) versus the pricing that would be achievable by individual entities in the volumes each would typically buy. The “Technology” supporting the business model is the actual electronic platform that facilitates buyers seeking bid requests in a single time window and in a single location, provided they have access to the Internet and can login to the Company’s website. The Company’s initial target market is considered highly fragmented, consisting of approximately 87,000 state and local governments that do not have any natural way of leveraging their collective buyer power. These state and local governments have common purchase needs, are non-competitive with one another and tend to employ the same sealed bid process for obtaining competitive bids.

The Company does not conduct an auction process but rather a very different and distinct process, referred to as a “competitive sealed bid” process. Under the competitive sealed bid process, buyers seek pricing from suppliers that are submitted in sealed envelopes, or in our case electronically, and opened mechanically or electronically by each buyer at Bid Opening. There is no chance, as would be the case for an auction, for suppliers to submit one or more improved bids. The sealed pricing is the best and final bid and no other pricing can be considered.

The Company’s process is one of providing a platform where multiple and diverse state and local governments (“SLG’s”) can post their invitations for bids (“IFB’s”) seeking bid pricing for their purchases and provides timely information to suppliers who wish to participate in the bidding process. The Company provides a single location in a single time window for suppliers to capture the bid requests and submit their sealed bids. It should be noted that the Company, does not buy, sell, inventory or trade any product.

SLG’s do not hire us, contract with us or pay us a fee. They simply use our platform to post their requirements through an IFB pursuant to the traditional sealed bid process and we have not been able to identify any entity which is unable to employ our platform.

To date, the company has only conducted extensive beta testing in order to gather information for improving the performance and scope of the platform. Beta testing included execution of a series of sequential pooled purchases for which no fees were charged. The Company has multiple pools in progress for a variety of products including, transit rail cars, police vehicles, motor fuels, water treatment of drinking and waste water, and will be charging its full fees for successful operation of the pools. The Company also believes that the results of these pooled purchases will be instrumental in facilitating additional funding for the Company. It is expected that the Company will remain substantially dependent upon platform development by the Licensor, although the Company may seek platform enhancements from other sources or may enhance its application internally.

As a result of these pools, and its WebEx demonstrations of how the Company’s electronic platform works for both buyers and suppliers, the Company has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and shall be deemed a “Development Stage Company”.

Form 10 Disclosure

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing the information that would be included in a Form 10, by incorporating herein by reference our Annual Report on Form 10-K for the year ended December 31, 2012, which is attached as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number Description

10.1*	First Amendment to Licensing Agreement Amendment dated as of June 30, 2013 between the Registrant and Demand Pooling Global Services, LLC.

99.1	Annual Report on Form 10-K for the years ended December 31, 2012 filed with the Securities and Exchange Commission on April 17, 2013.

_______________________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Demand Pooling, Inc.

By:	/s/ Richard Aland
Richard Aland Chief Executive Officer

Date:  July 2, 2013

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EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Amendment to Licensing Agreement dated as of June 30, 2013 between the Registrant and Demand Pooling Global Services, LLC.

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